                                                                    Exhibit 23.9


                                   CONSENT

       I hereby consent to being named as a person chosen to become a director of CFX Corporation in the Portsmouth Bank Shares, Inc. and Community Bankshares, Inc. Registration Statements on Form S-4 filed with the Securities and Exchange Commission on or about June 13, 1997.


                                   /s/ Timothy J. Connors
                                   ----------------------
                                       Timothy J. Connors